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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64999) of Synagro Technologies, Inc. of our report dated March 29, 2004 (except for the audit of the consolidated financial statements at December 31, 2001 and for the year then ended and the matters discussed in Note 2, as to which the date is October 4, 2004), relating to the consolidated financial statements, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP
Houston, Texas
October 20, 2004